Exhibit 3.99

FILED
DEC 27 [ILLEGIBLE] 2518 48
WYOMING
SECRETARY OF STATE

ARTICLES OF AMENDMENT

OF

BIRCH TREE GROUP LTD.

To the Secretary of State

State of Wyoming

Pursuant to the provisions of Section 17-1-304 of the Wyoming Business Corporation Act, the corporation hereinafter named does hereby adopt these Articles of Amendment.

1.             The name of the corporation is BIRCH TREE GROUP LTD.

2.             Article FIRST of the Articles of Incorporation of the corporation is amended to read as follows:

“FIRST:  The name of the corporation is: SUMMY-BIRCHARD, INC.”

3.             The date of the adoption of the aforesaid amendment by the shareholders of the corporation is December 21, 1988.

4.             The number of shares outstanding of the corporation is nine hundred and fifty three (953).

The number of shares outstanding of the corporation entitled to vote on the aforesaid amendment is 953.

5.             The number of outstanding shares of the corporation voted for and against the aforesaid amendment, respectively, is as follows:

NUMBER VOTED FOR	NUMBER VOTED AGAINST

953	-0-

[SEAL]

Executed in duplicate on December 21st, 1988.

BIRCH TREE GROUP LTD.

By:	/s/ W. Stuart Pope
Its President, W. Stuart Pope

/s/ Lynn A. Sengstack
Its Secretary, Lynn A. Sengstack

STATE OF NEW JERSEY	)
	:	SS. :
COUNTY OF	)

I,                                  , Notary Public, do hereby certify that on this         day of December, 1988, personally appeared before me W. Stuart Pope, who, being by me first duly sworn, declared that he is the President of BIRCH TREE GROUP LTD., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of December, A.D., 1988.

/s/ Janet P. James
Notary Public

Commission expires:

[notarial seal]	JANET P. JAMES
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires July 31, 1990

STATE OF WYOMING
FILED
At 1:43 p.m.
OCT 18 1979 [ILLEGIBLE]

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

THE BIRCH TREE GROUP LTD.

A WYOMING CORPORATION

Pursuant to the provisions of Sections 51 and 52 of the Wyoming Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is THE BIRCH TREE GROUP LTD.

SECOND:       The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on September 6, 1979, in the manner prescribed by the Wyoming Business Corporation Act:

ARTICLE FIRST of the Articles of Incorporation of this company is hereby amended to read as follows:

“FIRST:   The name of this corporation is BIRCH TREE GROUP LTD.”

THIRD:          The number of shares of the corporation at the time of such adoption was nine hundred sixty-three (963) and the number of shares entitled to vote thereon was nine hundred sixty-three (963).

FOURTH:      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class:	None
Number of shares:	963

FIFTH:           The number of shares voted for each amendment was [ILLEGIBLE]

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

I, LAWRENCE G. STAAT, a Notary Public in and for said County, do hereby certify that on this 10th day of July, 1979, personally appeared before me JOHN W. HOUGH and DANIEL V. KINSELLA, who, being first duly sworn by me, declared that they are Vice President and Assistant Secretary, respectively, of SUMMY-BIRCHARD COMPANY, a Wyoming Corporation, and that they signed the foregoing document as Vice President and Assistant Secretary, respectively, of the corporation, and that the statements therein contained are true.

/s/ Lawrence G. Staat
Notary Public

My Commission expires:	NOTARY PUBLIC STATE OF ILLINOIS
MY COMMISSION EXPIRES MAR. 11 1983
ISSUED THRU ILLINOIS NOTARY ASSOC.

[ILLEGIBLE]

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

SUMMY-BIRCHARD COMPANY,

A WYOMING CORPORATION

Pursuant to the provisions of Sections 51 and 52 of the Wyoming Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is SUMMY-BIRCHARD COMPANY.

SECOND:       The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on July 10, 1979, in the manner prescribed by the Wyoming Business Corporation Act:

ARTICLE FIRST of the Articles of Incorporation of this company is hereby amended to read as follows:

“FIRST:    The name of this corporation is THE BIRCH TREE GROUP LTD.”

THIRD:          The number of shares of the corporation at the time of such adoption was nine hundred sixty-three (963) and the number of shares entitled to vote thereon was nine hundred sixty-three (963).

FOURTH:      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class:	None
Number of shares:	963

FIFTH:           The number of shares voted for such amendment was nine hundred sixty-three (963), and the number of shares voted against such amendment was none.

[SEAL]

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

I, LAWRENCE G. STAAT, a Notary Public in and for said County, do hereby certify that on this 6th day of September, 1979, personally appeared before me JOHN W. HOUGH and DANIEL V. KINSELLA, who, being first duly sworn by me, declared that they are Vice President and Assistant Secretary, respectively, of THE BIRCH TREE GROUP LTD., a Wyoming corporation, and that they signed the foregoing document as Vice President and Assistant Secretary, respectively, of the corporation, and that the statements therein contained are true.

/s/ Lawrence G. Staat
Notary Public

My Commission expires:

NOTARY PUBLIC STATE OF ILLINOIS
MY COMMISSION EXPIRES MAR. 11 1983
ISSUED THRU ILLINOIS NOTARY ASSOC.

Pursuant to the provisions of Section 51 and 52 of the Wyoming Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is SUMCO CORPORATION.

SECOND:       The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on May 1, 1979, in the manner prescribed by the Wyoming Business Corporation Act:

ARTICLE FIRST of the Articles of Incorporation of this company is hereby amended to read as follows :

“The name of this corporation is SUMMY-BIRCHARD COMPANY.”

THIRD:          The number of shares of the corporation at the time of such adoption was nine hundred sixty three (963) and the number of shares entitled to vote thereon was nine hundred sixty three (963).

FOURTH:      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class:	None
Number of Shares:	963

FIFTH:           The number of shares voted for such amendment was nine hundred sixty three (963) , and the number of shares voted against such amendment was none.

[SEAL]

Dated May 1, 1979.

	By:	/s/ John W. Hough
John W. Hough
Vice President

ATTEST:

/s/ Daniel V. Kinsella
Daniel V. Kinsella
Assistant Secretary

[ILLEGIBLE]

I, LAWRENCE G. STAAT, a Notary Public in and for said County, do hereby certify that on this 1st day of May, 1979, personally appeared before me JOHN W. HOUGH and DANIEL V. KINSELLA, who, being first duly sworn by me, declared that they are Vice President and Assistant Secretary, respectively, of SUMCO CORPORATION, a Wyoming Corporation, and that they signed the foregoing document as Vice President and Assistant Secretary, respectively, of the corporation, and that the statements therein contained are true.

/s/ Lawrence G. Staat
Notary Public

NOTARY PUBLIC STATE OF ILLINOIS MY COMMISSION EXPIRES MAR. 11 1988 ISSUED THRU ILLINOIS NOTARY ASSOC.

Pursuant to the provisions of Sections 51 and 52 of the Wyoming Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is SUMMY-BIRCHARD COMPANY.

SECOND:       The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on October 5, 1978, in the manner prescribed by the Wyoming Business Corporation Act:

ARTICLE FIRST of the Articles of Incorporation of this company is hereby amended to read as follows:

“The name of this corporation is SUMCO CORPORATION”.

THIRD:          The number of shares of the corporation at the time of such adoption was nine hundred sixty three (963) and the number of share entitled to vote thereon was nine hundred sixty three (963).

FOURTH:      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class:	None
Number of Shares:	963

FIFTH:           The number of shares voted for such amendment was nine hundred sixty three (963), and the number of shares voted against such amendment was none.

Dated October 5, 1978.

SUMMY-BIRCHARD COMPANY

	BY:	/s/ David K. Sengstack
David K. Sengstack

ATTEST:

/s/ Arlene M. Howard
Arlene M. Howard, its Secretary

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

I, Marlene Meyer, a Notary Public in and for said County, do hereby certify that on this 5th day of October 1978, personally appeared before me DAVID K. SENGSTACK and ARLENE M. HOWARD, who, being first duly sworn by me, declared that they are President and Secretary, respectively, of SUMMY-BIRCHARD COMPANY, a Wyoming Corporation, and that they signed the foregoing document as President and Secretary, respectively, of the corporation, and that the statements therein contained are true.

/s/ Marlene Meyer
Notary Public

My Commission expires: 4/19/79

[ILLEGIBLE]
FILED
AT 2:15 P.M.
APR 21 1976
135440
[ILLEGIBLE]

STATEMENT OF CANCELLATION

I, David K. Sengstack, President of SUMMY-BIRCHARD COMPANY, a Wyoming corporation, and I, Roberta Lysaght, its Secretary, do hereby file this Statement of Cancellation and in its support state as follows:

1.   The name in the corporation is SUMMY-BIRCHARD COMPANY;

2.   Ten shares of the Common Stock of said Corporation were cancelled by a Resolution of the Board of Directors of said SUMMY-BIRCHARD COMPANY, on March 16, 1976, a certified copy of which Resolution is attached hereunto as Appendix A;

3.   That the aggregate number of issued shares, all of the same class, after giving effect to this Cancellation and the Plan of Merger of which it forms a part is 953; and

4.   That the stated capital of said corporation after giving effect to this cancellation and the Plan of Merger of which it forms a part is $95,300.00.

WITNESS MY HAND AND SEAL, this 19th day of April, 1976.

/s/ David K. Sengstack
David K. Sengstack

/s/ Roberta Lysaght
Roberta Lysaght

Appendix A

to

STATEMENT OF CANCELLATION

I, ROBERTA LYSAGHT, the duly elected and qualified Secretary of SUMMY-BIRCHARD COMPANY, and the keeper of its records, do hereby certify that the following is a true and correct copy of a Resolution which was unanimously approved by the Board of Directors of said corporation at a meeting held on March 16, 1976:

WHEREAS NEW SUMMY-BIRCHARD COMPANY, a Wyoming corporation, is a party to a Plan of Merger with SUMMY-BIRCHARD COMPANY, an Illinois corporation; and

WHEREAS said SUMMY-BIRCHARD COMPANY, an Illinois corporation, is the holder of ten (10) shares of the Common Stock of said NEW SUMMY-BIRCHARD COMPANY, said ten (10) shares being all of the authorized and issued stock of NEW SUMMY-BIRCHARD COMPANY; and

NOW THEREFORE IT IS HEREBY RESOLVED that said shares formerly held by SUMMY-BIRCHARD COMPANY be cancelled and that the President and Secretary of the surviving corporation are hereby instructed to file a Statement of Cancellation with the Office of the Secretary of State of the State of Wyoming.

I further certify that the foregoing Resolution has not been repealed or modified, and is now in full force and effect.

IN WITNESS WHEREOF, I have hereunto placed my hand as Secretary of the corporation and attached is corporate seal this 19th day of April, 1976.

/s/ Roberta Lysaght
Roberta Lysaght

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I, Marlene Meyer, a Notary Public in and for said County and State do CERTIFY that ROBERTA LYSAGHT, as Secretary of SUMMY-BIRCHARD COMPANY, personally know to be the person whose name is subscribed to the foregoing instrument as such Secretary appeared before me this day in person and acknowledged that she signed and delivered this instrument as her free and voluntary act and as the free and voluntary act of the Corporation for the purposes therein set forth.

Given under my hand and Notarial Seal this 19th day of April, 1976.

/s/ Marlene Meyer
Notary Public

	My Commission expires:	4/19/80

- Notarial Seal -

[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE] 10:30a
[ILLEGIBLE]
134871
[ILLEGIBLE]
[ILLEGIBLE]

ARTICLES OF MERGER

OF

SUMMY-BIRCHARD COMPANY,

an Illinois Corporation

and

NEW SUMMY-BIRCHARD COMPANY,

a Wyoming Corporation

The undersigned corporations, pursuant to Section 68 of the “Wyoming Corporation Act” as amended, hereby execute the following Articles of Merger:

ARTICLE ONE

The names of the corporations proposing to merge and the names of the States under the law of which such corporations are organized, are as follows:

SUMMY-BIRCHARD COMPANY	Illinois
NEW SUMMY-BIRCHARD COMPANY	Wyoming

ARTICLE TWO

The laws of the State of Illinois, the State under which the foreign corporation is organized permit such merger.

ARTICLE THREE

The name of the surviving corporation shall be SUMMY-BIRCHARD COMPANY and it shall be governed by the laws of the State of Wyoming.

[SEAL]

ARTICLE FOUR

The plan of merger is as follows:  See attached Exhibit 1, Agreement for Merger.

ARTICLE FIVE

As to each corporation, the number of shares outstanding, the number of shares entitled to vote, and the number and designation of shares of any class entitled to vote as a class are:

CORPORATION	TOTAL NUMBER OF SHARES	TOTAL NUMBER OF SHARES ENTITLED TO VOTE	DESIGNATION OF CLASS ENTITLED TO VOTE AS CLASS	NUMBER OF SHARES OF SUCH CLASS

Summy-Birchard Company	953	953	None	None

New Summy-Birchard Company	10	10	None	None

ARTICLE SIX

As to each corporation, the number of shares voted for and against the plan and the number of shares of any class entitled to vote as a class voted for and against the plan, are:

CORPORATION	SHARES VOTED FOR	SHARES VOTED AGAINST	CLASS	SHARES VOTED FOR	SHARES VOTED AGAINST

Summy-Birchard Company	953	None	Common	953	None

New Summy-Birchard Company	10	None	Common	10	None

ARTICLE SEVEN

All provisions of the law of the State of Wyoming and the State of Illinois applicable to the proposed merger have been complied with.

IN WITNESS WHEREOF each of the undersigned corporations has caused these Articles of Merger to be executed in its name by its president and secretary as of this 16th day of March, 1976.

SUMMY-BIRCHARD COMPANY

	By:	/s/ David K. Sengstack
David K. Sengstack, Its President

-Corporate Seal-
	Attest:	/s/ Roberta Lysaght
Roberta Lysaght, Its Secretary

NEW SUMMY-BIRCHARD COMPANY

	By:	/s/ David K. Sengstack
David K. Sengstack, Its President

	Attest:	/s/ Roberta Lysaght
Roberta Lysaght, Its Secretary

-Corporate Seal-

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

Before me, Minard E. Hulse, Jr., a Notary Public in and for the said County and State, personally appeared DAVID K. SENGSTACK, who acknowledged before me that he is the President of SUMMY-BIRCHARD COMPANY, an Illinois corporation and that he signed the foregoing document as his free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and seal this 16th day of March, 1976.

/s/ Minard E. Hulse, Jr.
Notary Public

My Commission Expires:	10/31/78

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

Before me, Minard E. Hulse, Jr., a Notary Public in and for the said County and State, personally appeared DAVID K. SENGSTACK who acknowledged before me that he is the President of NEW SUMMY-BIRCHARD COMPANY, a Wyoming corporation and that he signed the foregoing document as his free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and seal this 16thday of March, 1976.

/s/ Minard E. Hulse, Jr.
Notary Public

My Commission Expires:	10/31/78

AGREEMENT

THIS AGREEMENT, dated               , 1976, made by and between SUMMY-BIRCHARD COMPANY, and a majority of the directors thereof, and NEW SUMMY-BIRCHARD COMPANY, and a majority of the directors thereof, referred to together as the Constituent Corporations,

WITNESSETH, in consideration of the premises and of the mutual agreements, covenants and provisions hereinafter contained, the parties hereto agree that SUMMY-BIRCHARD COMPANY, be merged into NEW SUMMY-BIRCHARD COMPANY and that the terms and conditions of such merger, the mode of carrying the same into effect, and the manner and basis of converting the shares of SUMMY-BIRCHARD COMPANY into shares of NEW SUMMY-BIRCHARD COMPANY shall be and shall follow the following form:

PLAN OF MERGER

A.    The names of the corporations proposing to merge are SUMMY-BIRCHARD COMPANY, an Illinois corporation (hereinafter referred to as the absorbed corporation), and NEW SUMMY-BIRCHARD COMPANY, a Wyoming corporation.

They shall merge into the Wyoming corporation (hereinafter designated as the surviving corporation), which shall thereafter bear the name “SUMMY-BIRCHARD COMPANY.”

B.    The merger shall take place as of the date of this Agreement, in accordance with applicable provisions of the laws of the State of Illinois and the State of Wyoming.  The separate existence of the absorbed corporation shall cease and the existence of the surviving corporation shall continue unaffected and unimpaired by the merger with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities of a corporation organized under the General Corporation Law of the State of Wyoming.

C.    The manner and basis of converting the shares of stock of each of the Constituent Corporations into shares of stock of the surviving corporation are as follows:

1.     The shares of Common Stock of the surviving corporation, whether authorized or issued on the effective date of the merger shall not be converted or exchanged as a result of the merger, but upon said date all shares of Common Stock of the surviving corporation theretofore authorized (whether issued or unissued) shall be and be deemed to be shares of Common Stock of the surviving corporation, and all such shares of stock of the surviving corporation outstanding on the effective date of the merger shall remain outstanding, shall be and be deemed fully-paid and non-assessable and shall retain all rights to accrued and unpaid dividends, if any.

2.     Each share of Common Stock of the absorbed corporation issued and outstanding on the effective date of the merger, and all rights in respect thereof, shall, on said date, be converted into and exchanged for one share of the presently authorized and unissued Common Stock of the surviving corporation.

3.     As soon as practicable after the effective date of the merger, each holder of an outstanding certificate or certificates theretofore representing shares of Common Stock of the absorbed corporation shall surrender the same to the surviving corporation, and such holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of the surviving corporation into which the shares of Common Stock of the absorbed corporation theretofore represented by the surrendered certificate or certificates shall have been converted as aforesaid.  Until so surrendered for exchange, each outstanding certificate which, prior to the effective date of the merger, represented shares of Common Stock of the absorbed corporation shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of Common Stock of the surviving corporation which the holder of the certificates for shares of Common Stock of the absorbed corporation would be entitled to receive upon surrender thereof for exchange as aforesaid.

4.     All shares of Common Stock of the surviving corporation into which shares of Common Stock of the absorbed corporation are converted, as above provided, shall be fully paid and non-assessable.

D.    The merger shall effect the following change in the Articles of Incorporation of the surviving corporation:

FIRST.  The name of the corporation is “SUMMY-BIRCHARD COMPANY.”

E.     Other provisions of the merger are as follows:

1.     The By-Laws of the surviving corporation shall be and remain the surviving By-Laws of the surviving corporation until altered, amended or repealed.

2.     The directors and officers of the absorbed corporation in office on the effective date of the merger shall continue in office and shall constitute the directors and officers of the surviving corporation for the term elected until their respective successors shall be elected or appointed and qualified.

3.     On the effective date of the merger:

a.     The surviving corporation shall possess all rights, privileges, immunities, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all property, real, personal and mixed, including all licenses, applications for licenses, trademarks, trademark registrations and applications for registration of trademark, together with the good will of the business in connection with which said licenses and marks are used, and all debts due on whatever account, including subscriptions to shares of capital stock, and all other choses in action and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be deemed to be transferred to and vested in the surviving corporation without further act or deed, and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

b.     The surviving corporation shall be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the surviving corporation may be substituted in its place and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.  The surviving corporation shall execute and deliver any and all documents which may be required for it to assume or otherwise comply with outstanding obligations of the absorbed corporation.

c.     The aggregate amount of the net assets of the Constituent Corporations which is available for payments of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by issuance of shares of stock or otherwise, shall continue to be available for the payment of dividends by the surviving corporation.

4.     The surviving corporation shall pay all expenses of accomplishing the merger.

5.     If at any time the surviving corporation shall consider or be advised that any further assignment or assurances in law are necessary or desirable to vest or to perfect or confirm of record in the surviving corporation the title to any property or rights of the absorbed corporation, or to otherwise carry out the provisions hereof, the proper officers and directors of the absorbed corporation as of the effective date of the merger shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the surviving corporation, and otherwise to carry out the provisions hereof.

6.     Each of the Constituent Corporations shall take, or cause to be taken, all action or do so cause to be done all things necessary, proper or advisable under the laws of the State of Illinois and of the State of Wyoming, or either of such States, to consummate and make effective and the merger, subject to the appropriate vote or consent of the stockholders of each of the Constituent Corporations in accordance with the requirements of the applicable provisions of the laws of the State of Illinois and of the State of Wyoming.

7.     Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be abandoned by action of the Board of Directors of either the surviving corporation or the absorbed corporation at any time prior to the effective date of the merger, whether before or after submission to their respective stockholders, upon the happening of the following event:  If the merger fails to obtain the requisite vote of stockholders of the surviving corporation or of the stockholders of the absorbed corporation not later than June 1, 1976.

IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed in its name by its president and its corporate seal to be hereunto affixed, attested by its secretary, and signed by its directors this          day of March 1976.

SUMMY-BIRCHARD COMPANY

By
David K. Sengstack, Its President

ATTEST:

Roberta Lysaght, Its Secretary

David K. Sengstack, Its Sole Director

NEW SUMMY-BIRCHARD COMPANY

By
David K. Sengstack, Its President

ATTEST:

Roberta Lysaght, Its Secretary

David K. Sengstack,
Its Sole Director

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I,                                        , a Notary Public, do hereby certify that on the          day of              , 197         , personally appeared before David K. Sengstack, who declares that he is the President of Summy-Birchard Company, one of the corporations executing the foregoing documents, and being first duly sworn, acknowledged that he signed the foregoing Agreement in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

Notary Public

[Notary Seal]

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I,                                        , a Notary Public, do hereby certify that on the         day of              , 197         , personally appeared before David K. Sengstack, who declares that he is the President of New Summy-Birchard Company, one of the corporations executing the foregoing documents, and being first duly sworn, acknowledged that he signed the foregoing Agreement in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

Notary Public

[Notary Seal]

STATE OF WYOMING
FILED
at 11:45a.m.

MAR 8 1976
134685

[ILLEGIBLE]
[ILLEGIBLE]

ARTICLES OF INCORPORATION

OF

NEW SUMMY-BIRCHARD COMPANY

* * * * *

The undersigned for the purpose of incorporating a corporation under the Wyoming Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST:  The name of the corporation is

              NEW SUMMY-BIRCHARD COMPANY

SECOND:  The period of its duration is perpetual.

THIRD:  The purpose or purposes for which the corporation is organized are:

To establish, maintain and operate a general dealership in music publications and instruments.

The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Wyoming Business Corporation Act.

FOURTH:  The aggregate number of shares which the corporation shall have authority to issue is nine hundred sixty three (963) of the par value of One Hundred Dollars ($100.00)

Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders.

FIFTH:  The corporation will not commence business until consideration of the value of at least Five Hundred Dollars ($500.00) has been received for the issuance of shares.

SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, [ILLEGIBLE] convertible into or carrying options

SEVENTH:  The post office address is of its initial registered office is c/o C T Corporation System, 1720 Carey Avenue, Cheyenne, Wyoming 82001, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

EIGHTH:  The number of directors constituting the initial board of directors of the corporation is one (1), and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and shall qualify is:

NAME	ADDRESS

David K. Sengstack	1834 Ridge Avenue
Evanston, Illinois

Two additional directors will be elected at the annual meeting of shareholders next following the time when shares of the corporation become owned beneficially or of record by more than one shareholder, except that if there are only two shareholders then only one additional director shall be elected.

NINTH:  The name and address of the sole incorporator is:

NAME	ADDRESS

Carl F. Dixon	233 South Wacker Drive
Chicago, Illinois 60606

Dated:  March 4, 1976

/s/ Carl F. Dixon

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I, Florence Mickey, a notary public, hereby certify that on the 5th day of March, 1976, personally appeared before me Carl F. Dixon, who being by me first duly sworn, severally declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

In witness whereof I have hereunto set my hand and seal this 5th day of March, A.D. 1976.

My commission expires July 31, 1976.

Florence Mickey
Notary Public

STATE OF WYOMING

Secretary of State

I hereby certify that this is a true and [ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

By: [ILLEGIBLE]

Date: November 1, 2004